Exhibit 10.3

Form of Non-Employee Director Three-Year Vesting RSU Grant

REPUBLIC SERVICES, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the [ ] day of January             , between Republic Services, Inc., a Delaware corporation (“the Company”) and [            ] (the “Director”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference.

1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which has been provided to the Director and is incorporated herein by reference. All references to the Company herein shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.

2. Award of Restricted Stock Units. Subject to the terms and conditions of the Plan and to the terms and conditions herein set forth in this Agreement, the Company on this date awards to the Director                         (                         ) Restricted Stock Units (referred to as the “Restricted Stock Units”).

3. Vesting. The Restricted Stock Units shall vest and become nonforfeitable on the dates (each a “Vesting Date”) and in the percentages set forth in accordance with the following schedule, provided that the Director’s continuous service with the Company continues until the applicable Vesting Date:

Vesting Percentage
Vesting Date	(Percentage of Total Award Vested as of Applicable Date)
January [ ], 201	33%
January [ ], 201	66%
January [ ], 201	100%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the applicable Vesting Date.

4. Terms and Conditions. This award of Restricted Stock Units is subject to the following terms and conditions:

(a) Payment for Restricted Stock Units; Forfeiture of Unvested Units. Except as otherwise provided in Section 4(d) or Section 14 hereof, at the time of the Director’s

Form of Non-Employee Director Three-Year Vesting RSU Grant

separation from service, within the meaning of Section 409A of the Code and applicable Treasury Regulations (the “Separation from Service”), the Director shall receive one share of Common Stock for each vested Restricted Stock Unit awarded hereunder, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Certificates (or other indicia of ownership) representing such shares shall be delivered to the Director as promptly as practical (but in no event more than 30 days) following the Director’s Separation from Service. Any Restricted Stock Units that are not vested as of the Director’s Separation from Service shall automatically and immediately be forfeited on the date of the Director’s Separation from Service.

(b) Hypothetical Nature of Restricted Stock Units. The Restricted Stock Units awarded herein do not represent an equity security of the Company and do not carry any voting or dividend rights, except the right to receive Dividend Equivalents in accordance with Section 4(c) hereof.

(c) Dividend Equivalents. Director shall receive Dividend Equivalents in the form of additional Restricted Stock Units or fractional Restricted Stock Units each time a dividend or other distribution is paid on the Company’s Common Stock. The number of Restricted Stock Units awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (i) multiplying the number of Restricted Stock Units held by the Director pursuant to this Agreement as of the dividend payment date by the amount of the dividend per share of Common Stock and (ii) dividing the product so determined by the Fair Market Value of the Common Stock on the dividend payment date. The number of Restricted Stock Units awarded for a stock dividend shall be determined by multiplying the number of Restricted Stock Units held by the Director pursuant to this Agreement as of the dividend payment date by the number of additional shares of Common Stock actually paid as a dividend per share of Common Stock. Any additional Restricted Stock Units awarded pursuant to this Section 4(c) shall be awarded effective the day following the date the dividend was paid, and shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the Restricted Stock Units to which they relate, and shall be distributed on the same payment date referred to in Section 4(a) herein as the Restricted Stock Units to which they relate. In no event shall the Director be entitled to receive any Dividend Equivalent with respect to any dividend or other distribution for which the dividend payment date is after the Director’s Separation from Service.

(d) Unforeseeable Financial Emergency. If the Director experiences an Unforeseeable Financial Emergency, the Director may petition the Committee to receive the payment of shares of Common Stock for all or part of his vested Restricted Stock Units prior to his Separation from Service. If the Committee, in its sole discretion, grants the Director’s petition, then the Director shall only receive shares of Common Stock as necessary to satisfy the Unforeseeable Financial Emergency to the extent deemed necessary by the Committee (excluding the Director, if the Director is a member of the Committee). “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Director resulting from (i) an illness or accident of the Director, the Director’s spouse, or the Director’s dependent (as

Form of Non-Employee Director Three-Year Vesting RSU Grant

defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), or (d)(1)(B) of the Code), (ii) a loss of the Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or (iii) similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined in the sole discretion of the Committee.

(e) Tax Withholding. The Director shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of Restricted Stock Units (including without limitation the vesting thereof) and any Dividend Equivalents or other distributions made by the Company to the Director with respect to the Restricted Stock Units as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Director any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock Units or any Dividend Equivalents or other distributions made by the Company to the Director with respect to any Restricted Stock Units.

(f) No Right to Renomination. Nothing in this Agreement shall confer upon the Director any right to be renominated by the Board as a director of the Company.

(g) Transferability of Award.

(i) Restrictions on Transfer. No Restricted Stock Units shall be transferable or assignable by the Director, other than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Section 414(p)(1)(B) of the Code.

(ii) Notice. No transfer permitted under Section 4(g)(i) of any Restricted Stock Units shall be effective to bind the Company unless the Committee shall have been furnished with (1) the Notice of Restricted Stock Unit Transfer attached hereto as Exhibit A executed and dated by the Director (or the executor or personal representative of the deceased Director’s estate) and with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (2) the Statement of Acknowledgement attached hereto as Exhibit B executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Agreement relating to the Restricted Stock Units that are or would have been applicable to the Director.

(h) Forfeiture by Reason of Detrimental Activity. The Restricted Stock Units shall be subject to Section 17(n) of the Plan. Notwithstanding any other provision of this Agreement to the contrary, if the Director engages in any Detrimental Activity at any time prior to or during the one year period after the latest date on which any portion of the Restricted Stock Units become vested but prior to a Change in Control, the Company shall,

Form of Non-Employee Director Three-Year Vesting RSU Grant

upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any portion of the Restricted Stock Units that have not previously been settled with shares of Common Stock, and/or (ii) require within two (2) years after the latest date on which any portion of the Restricted Stock Units are settled but prior to a Change in Control that the Director (1) return to the Company any shares of Common Stock that were distributed to the Director in settlement of the Restricted Stock Units, or if such shares of Common Stock are not still owned by the Director, that the Director pay to the Company an amount equal to the fair market value of such shares of Common Stock on the date they were issued, and (2) return to the Company any cash or other property (other than Common Stock) received by the Director from the Company pursuant to this Agreement. Awards shall also be subject to cancellation and/or clawback by the Committee if and to the extent required under applicable law.

(i) Right to Set Off. By accepting this Agreement, the Director consents to a deduction from any amounts the Company owes the Director from time to time (including amounts owed to the Director as wages or other compensation, for any benefits, or vacation pay, as well as any other amounts owed to the Director by the Company), up to the dollar amount the Director owes the Company under Section 4(h) hereof. Whether or not the Company elects to make any set off in whole or in part, if the Company does not recover by means of set off the full amount the Director owes the Company calculated as set forth in Section 4(h) hereof, the Director agrees to pay immediately the unpaid balance to the Company.

(j) Board of Director Discretion. The Director may be released from his or her obligations under Sections 4(h) and 4(i) hereof only if the Board, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.

5. Change of Control or Capital Structure.

(a) Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of Restricted Stock Units covered by this award shall be proportionately adjusted and the terms of the restrictions on such Restricted Stock Units shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.

(b) Change in Control. In the event of a Change of Control, the provisions of Section 14 of the Plan shall apply to this Restricted Stock Unit Award. In the event that the

Form of Non-Employee Director Three-Year Vesting RSU Grant

Director’s continuous service with the Company (or any successor company that assumes the obligations of the Company under this Agreement or substitutes another award for this Award in accordance with Section 14(a) of the Plan), is terminated within 24 months after a Change in Control for any reason other than for Cause or the Director’s resignation or refusal to stand for the re-election other than by reason Disability, then the Restricted Stock Units shall become fully vested.

(c) Other Adjustments. The award of Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Agreement or the relationship of the Director and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.

7. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time period provided for in Section 4(h) is unenforceable, then such period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interests of the Company and its shareholders.

8. Notices. All notices or other communications with respect to the Restricted Stock Units shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:

Stock Option Administrator

Republic Services, Inc.

18500 N. Allied Way

Phoenix, AZ 85054

Form of Non-Employee Director Three-Year Vesting RSU Grant

9. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.

10. Interpretation/Provisions of Plan Control. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. The Director hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.

11. Director Bound by Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms, conditions and provisions thereof.

12. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Director’s heirs, legatees, distributees and personal representatives.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

14. Section 409A.

(a) General. It is the intention of both the Company and the Director that the benefits and rights to which the Director could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Director or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Director and on the Company).

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Director that the Restricted Stock Units awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Director or any Beneficiary for any tax, additional tax, interest or penalties that the Director or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

Form of Non-Employee Director Three-Year Vesting RSU Grant

(c) Separation from Service. If and to the extent permitted by Treasury Regulations Section 1.409A-1(h)(5) or other applicable law, if the Director provides services both as an employee of the Company and as a member of the Board, the services provided as an employee shall not be taken into account in determining whether the Director has incurred a Separation from Service for purposes of Section 4(a) hereof.

(d) Six Month Delay for Specified Employees.

(i) If the Director is a “Specified Employee”, then no payment or benefit that is payable on account of the Director’s “Separation from Service”, shall be made before the date that is six months after the Director’s “Separation from Service” (or, if earlier, the date of the Director’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the Director shall be considered to be a “specified employee” if, at the time of his or her Separation from Service, the Director is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

(e) No Acceleration of Payments. Neither the Company nor the Director, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized Secretary or Assistant Secretary, and the Director has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.

By:
Secretary or Assistant Secretary of the Company

DIRECTOR

Form of Non-Employee Director Three-Year Vesting RSU Grant

EXHIBIT A

NOTICE OF RESTRICTED STOCK UNIT TRANSFER

Republic Services, Inc., a Delaware corporation (the “Company”) and the undersigned person (the “Director”) entered into a Non-Employee Director Restricted Stock Unit Agreement (the “Agreement”), effective                                         and made pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).

Pursuant to Section 17(g) of the Plan and Section 4(g) of the Agreement, the Director (or the Director’s estate) transferred for no value Restricted Stock Units granted under the Agreement, as stated below, to the person or entity described below (the “Transferee”).

Number of Restricted Stock Units transferred:

Date of transfer:

The Transferee is a permitted transferee under Section 17(g) of the Plan and Section 4(g) of the Agreement for the following reason:

☐	Transfer by will or the laws of descent and distribution.

☐	Transfer pursuant to a domestic relations order.

The Director acknowledges that at the time the Award is settled, the Director will be taxed at ordinary income rates on the fair market value of the cash or stock when received in settlement of the transferred Restricted Stock Units.

This Notice is being furnished to the Company along with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer. An agreement signed by the Transferee acknowledging that all rights and obligations with respect to the transferred Restricted Stock Units shall be governed by the terms and conditions set forth in the Agreement and Plan is also being furnished to the Company.

Form of Non-Employee Director Three-Year Vesting RSU Grant

The aforementioned documents are being delivered to the Company in satisfaction of the Director’s obligations under Section 4(g)(ii) of the Agreement, to Stock Option Administrator at the following address:

Stock Option Administrator

Republic Services, Inc.

18500 North Allied Way

Phœnix, Arizona 85054

DIRECTOR

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date

Form of Non-Employee Director Three-Year Vesting RSU Grant

EXHIBIT B

STATEMENT OF ACKNOWLEDGEMENT

On [                    ], [                    ] (the “Transferor”) entered into a Non-Employee Director Restricted Stock Unit Agreement (the “Agreement”) with Republic Services, Inc. (the “Company”), pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to 17(g) of the Plan and Section 4(g) of the Agreement, on [                    ] the Transferor (or the Transferor’s estate) transferred for no value [            ] Restricted Stock Units granted under the Agreement to [                    ] (the “Transferee”).

The Transferee hereby acknowledges and agrees that the Transferee is a permitted transferee under 17(g) of the Plan and Section 4(g) of the Agreement. The Transferee further acknowledges and agrees that the Transferee’s rights and obligations with respect to the transferred Restricted Stock Units shall be governed by the terms and conditions set forth in the Agreement and the Plan, as they are or would have been applicable to the Transferor, and that the Transferee will comply with such terms and conditions, including, without limitation, those provisions relating to the dates on which the Restricted Stock Units will vest, and those relating to the forfeiture and repayment of benefits in the event that the Transferor engages in any Detrimental Activity, as defined in the Plan.

TRANSFEREE

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Tax Identifying Number

Date: [ ]